 CUSIP No. 92923H798                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                AUGUST 10, 1999
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                    MORGAN  STANLEY  DEAN WITTER & CO. and MORGAN  STANLEY & CO.

                    INCORPORATED hereby agree that, unless differentiated,  this

                    Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Robert G. Koppenol
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            Robert G. Koppenol / Principal Morgan Stanley & Co. Incorporated

            MORGAN STANLEY & CO. INCORPORATED

            BY: /s/ Robert G. Koppenol
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            Robert G. Koppenol / Principal Morgan Stanley & Co. Incorporated

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).